                                                           May __, 1998



Philips International Realty Corp.
417 Fifth Avenue
New York, NY 10016

Ladies and Gentlemen:

         Reference is made to that certain Contribution and Exchange Agreement, dated as of December 31, 1997, as amended (the "Contribution and Exchange Agreement"), by and among Philips International Realty Corp. (the "REIT"), Philips International Realty, L.P. (the "Operating Partnership" and, together with the REIT, the "Company"), the Property Partnerships and certain other parties named therein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contribution and Exchange Agreement.

         In connection with the proposed public offering (the
"Offering") of the Common Stock of the Company contemplated by Registration Statement No. 333-47975 on Form S-11 filed with the Securities and Exchange Commission on March 13, 1998, as amended, the undersigned, as sponsors of the Offering, hereby agree (for the benefit of the Company only) that the representations and warranties of the Property Partnerships and the Partners under Section 5 of the Contribution and Exchange Agreement, made as of August 8, 1997 and reaffirmed on December 31, 1997, will survive until the first anniversary of the consummation of the Offering (notwithstanding anything to the contrary contained in Section 5.4 of the Contribution and Exchange Agreement; provided, however, that Section 5.4(b) thereunder shall not be affected by the foregoing), and agree to jointly and severally indemnify and hold harmless the Company from and against any losses, claims, damages, liabilities and expenses incurred by the Company in connection with any breach of any representation or warranty with respect to claims made on or before the first anniversary of the consummation of the Offering.

         Notwithstanding anything to the contrary contained in the Contribution and Exchange Agreement or herein, the Company's sole recourse and remedy, in the event of any breach of any representation or warranty by such Property Partnerships or Partners, shall be limited to claims against those Units held by the undersigned represented by certificate nos. 2 and 5 (622,643 and 601,778 Units, respectively; each as adjusted to reflect the 1.7051 to 1 split of the Company's Common Stock), which shall bear a legend reflecting that the Units are subject to such claims. The undersigned hereby agree that the Units represented by the foregoing certificates shall not be redeemed for Common Stock, or sold, transferred, encumbered or otherwise pledged during the term of this Agreement, except to Affiliates (as defined in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership) who expressly agree to take such Units subject to the Company's rights hereunder.


         Please confirm that the foregoing correctly sets forth our agreement by signing below. This letter shall constitute a binding agreement as of December 31, 1997, and shall expire by its terms on the first anniversary of the consummation of the Offering (except that all claims made hereunder on or before such date shall survive the expiration of this agreement), but shall only be effective upon the consummation of the Offering.




                                          -------------------------------------
                                          Philip Pilevsky




                                          -------------------------------------
                                          Sheila Levine




Agreed and Accepted:

Philips International Realty Corp.



By:
   ------------------------------
   Name:  Louis J. Petra
   Title:   President